Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of January 31, 2019 by and among:

1.	Burning Rock Biotech Limited, an exempted company duly incorporated and valid existing under the Laws of the Cayman Islands (the “Company”);

2.	BR Hong Kong Limited, a limited liability company incorporated under the Laws of Hong Kong (the “HK Company”);

3.	Burning Rock China (北京博宁洛克生物科技有限公司) , a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “WFOE”);

4.	Burning Rock Biotechnology (Shanghai) Co., Ltd. (燃石生物科技（上海）有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Shanghai Subsidiary”);

5.	Burning Rock (Beijing) Bio-technology Co., Ltd. (燃石（北京）生物科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Beijing Subsidiary”);

6.

Guangzhou Burning Rock Medical Laboratories Co., Ltd. (广州燃石医学检验所有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Laboratories Subsidiary”);

7.

Guangzhou Burning Rock Biotechnology Co., Ltd. (广州燃石生物科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Biotechnology Subsidiary”);

8.

Guangzhou Burning Rock Medical Equipment Co., Ltd. (广州燃石医疗器械有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Equipment Subsidiary”), together with the Shanghai Subsidiary, the Beijing Subsidiary, the Guangzhou Laboratories Subsidiary and the Guangzhou Biotechnology Subsidiary, the “Domestic Companies”, and each a “Domestic Company”, the Domestic Companies together with the Company, HK Company and WFOE and any subsidiary or affiliate of the foregoing (if any), collectively the “Group Companies”);

9.	The individual listed on Schedule I-A attached hereto (the “Founder”);

10.	BRT Bio Tech Limited, an exempted company duly incorporated and valid existing under the Laws of the British Virgin Islands (the “Holding Entity”);

11.

Each of the individuals listed on Part I of Schedule I-B attached hereto (each such individual, “Management Shareholder” and, collectively, the “Management Shareholders”, and together with the Founder and Holding Entity, the “Key Holders” and each a “Key Holder”);

12.	Each of the individuals listed on Part II of Schedule I-B attached hereto;

13.	Each of the Persons listed on Schedule I-C attached hereto (each such Person, “A Round Financing Investor” and, collectively, the “A Round Financing Investors”);

14.	Each of the Persons listed on Schedule I-D attached hereto (each such Person, an “A+ Round Financing Investor” and, collectively, the “A+ Round Financing Investors”);

15.	Each of the Persons listed on Schedule I-E attached hereto (each such Person, a “B Round Financing Investor” and, collectively, the “B Round Financing Investors”); and

16.

Each of the Persons listed on Schedule I-F attached hereto (each such Person, a “C Round Financing Investor” and, collectively, the “C Round Financing Investors”, together with A Round Financing Investors, A+ Round Financing Investors and B Round Financing Investors, each an “Investor”, and collectively the “Investors”).

RECITALS

WHEREAS, the Company, GIC, the Key Holders, the WFOE, the HK Company, the Domestic Companies and the other parties thereto are each parties to the Series C Preferred Share Purchase Agreement dated as of January 31, 2019 (the “Purchase Agreement”);

WHEREAS, B Round Financing Investors, A+ Round Financing Investors, A Round Financing Investors, the Group Companies and the Key Holders and certain other parties have entered into an Third Amended and Restated Shareholders’ Agreement, dated May 2, 2017 (as amended, the “Prior Agreement”), pursuant to which the Key Holders, A Round Financing Investors , A+ Round Financing Investors and B Round Financing Investors were granted certain registration rights, preemptive rights and other rights in connection with the securities of the Company owned by them;

WHEREAS, the Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce GIC, Evergreen, CMBI, LAV, SCC Venture VI Holdco, Ltd., LYFE, LYFE II, Axiom and Unique to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Key Holders, the HK Company and the Domestic Companies hereby agree that this Agreement shall replace the Prior Agreement, and govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth on Appendix A attached hereto.

2.	REGISTRATION RIGHTS.

The registrations rights of the Investors with respect to the Company and the rights and obligations of the Parties with respect to registration of the Company’s Ordinary Shares are set forth on Appendix B attached hereto. Such registration rights shall be transferable to any transferee including without limitation any Affiliate, shareholder, member, or limited or general partner of such Investor.

The rights set forth on Appendix B shall terminate upon the earlier of: (i) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144 (k) within a ninety (90) day period, and (ii) the date that is five (5) years following the consummation of a Qualified IPO.

No future registration rights may be granted without consent of a majority of the Preferred Shares (voting together as a single class on an as converted basis), unless subordinate to or parri passu with any Investor’s rights.

3.	INFORMATION AND OBSERVER RIGHTS.

3.1	Delivery of Financial Statements.

So long as any Investor continues to hold no less than five percent (5%) of the total issued and outstanding Preferred Shares on an as converted and as-exercised basis (as adjusted for any share splits, share dividends, recapitalizations or the like), the Company shall, and shall cause the Group Companies to, deliver to such Investor:

(a)

as soon as practicable, but in any event within ninety (90) days after the end of each financial year of the Company, (i) an audited consolidated financial statement as of the last day of such year; (ii) an audited consolidated income statement for such year; and (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with PRC GAAP consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by an accredited accounting firm or any other independent public accountants of internationally recognized standing selected by the Company according to Section 7.2(b) (xv);

(b)

as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such quarter; (ii) an unaudited consolidated income statement for such quarter; and (iii) an unaudited consolidated statement of cash flows for such quarter;

(c)

as soon as practicable, but in any event within thirty (30) days after the end of each month, (i) an unaudited consolidated balance sheet as of the last day of such month; (ii) an unaudited consolidated income statement for such month and (iii) an unaudited consolidated statement of cash flows for such month;

(d)

as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, an annual consolidated budget for the next fiscal year to be submitted to the Board for approval (collectively, the “Budget”), prepared on a monthly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)

with respect to the financial statements called for in Section 3.1 (a), Section 3.1 (b) and Section 3.1 (c) an instrument executed by the chief financial officer of the Company and certifying that such financials were prepared in accordance with PRC GAAP, consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard). As soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter, the Company shall also provide the Investors and the Board an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior quarter and figures presented in the Budget on the other hand;

(f)	such other information (A) provided to any other Shareholder, or (B) as an Investor or any assignee of an Investor may from time to time reasonably request;

(g)

if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries; and

(h)

notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the registration effecting the IPO, to the extent required under the applicable rules of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2	Inspection.

So long as any Investor continues to hold no less than five percent (5%) of the total issued and outstanding Preferred Shares on an as converted and as-exercised basis (as adjusted for any share splits, share dividends, recapitalizations or the like), the Company and any other Group Company shall permit the Investor to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s business, operations, conditions, affairs, finances and accounts with its directors, officers, accountants and/or advisers, all at such reasonable times as may be reasonably requested by such Investor.

3.3	U.S. Tax Matters.

(a)

The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(b)

Upon request, the Company shall use reasonable efforts to assist each U.S. Investor in determining whether the Company is a passive foreign investment company (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for any taxable year (and, if the U.S. Investor reasonably believes that the Company was a PFIC for a taxable year, the status of each of the other Group Companies for such taxable year). For so long as a U.S. Investor holds 10% or more of the total voting power of the Company’s shares (a “10% U.S. Investor”) the Company shall, upon request, use reasonable efforts to assist each 10% U.S. Investor in determining whether the Company is a controlled foreign corporation (“CFC”) as defined in Section 957 of the Code for any taxable year. Following a determination by a U.S. Investor that it believes that the Company was a PFIC or a determination by a 10% U.S. Investor that it believes the Company was a CFC for a taxable year, the Company will, upon request, use reasonable efforts to provide such U.S. Investor with information requested by the U.S. Investor that is reasonably available to the Company and necessary to permit such U.S. Investor to accurately prepare its U.S. federal income tax returns and comply with U.S. federal income tax reporting requirements resulting from such determination.

(c)

Any information obtained by a U.S. Investor under this Section 3.3 shall be kept confidential except to the extent necessary in connection with the filing of U.S. federal income tax returns and compliance with U.S. federal income tax reporting requirements or proceedings with respect thereto.

3.4	Observer Rights.

(a)

So long as any Investor, together with such Investor’s Affiliates, continues to hold no less than two point five percent (2.5%) of the total issued and outstanding Shares (on an as-converted basis), but not represented in the Board, the Company shall invite, and shall cause any of the other Group Companies to invite, a representative of each of such Investor (each an “Observer”) to, and such Observer shall have the right to, attend all meetings of the Board and all subcommittees of the Board and all meetings of the board and the similar governing bodies of any other Group Companies and the committees and subcommittees of the foregoing, in a nonvoting observer capacity and, in this respect, shall give each Observer copies of all notices, minutes, consents, and other materials that each Group Company provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that each Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. Notwithstanding the foregoing, so long as LAV, together with such its Affiliates, continues to hold any Shares, but not represented in the Board, LAV shall have the right to appoint an Observer.

(b)

In the event that an Observer cannot or elect not to attend any meeting of the board, the committees and subcommittees of the board, or the similar governing bodies of any Group Company, such Observer may by a written instrument appoint an alternate who need not be an Observer to attend such meeting.

3.5	Termination of Information, Inspection and Observer Rights.

The covenants set forth in Section 3.1, Section 3.2 and Section 3.4 shall terminate and be of no further force or effect immediately upon the consummation of a Qualified IPO.

3.6	Confidentiality.

(a)

Disclosure of Terms. The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party (including its respective shareholders and representatives) hereto to any third party except as permitted in accordance with the provisions set forth below.

(b)

Permitted Disclosures. Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approved in writing by the Investors, such approval not to be unreasonably withheld; and (ii) the transaction terms to its current shareholders, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 3.6, or to any person or entity to which disclosure is approved in writing by the Investors, which such approval is not to be unreasonably withheld. The Investors may disclose (i) the existence of the investment and the Transaction Terms to its Affiliate, such Investor/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, its fund manager, shareholder, investment counsel or advisor, or employee of the Investor and/or its Affiliate (ii) any information for fund and inter-fund reporting purposes; (iii) any information as required by law, Governmental Authorities, exchanges and/or regulatory bodies, including by the Securities and Exchange Commission (or equivalent for other venues); (iv) any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company; and (v) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 3.6(c) below.

(c)

Other than the existence of the investment and the Transaction Terms as provided in Section 3.6(a) and Section 3.6(b) above, any other Confidential Information shall also not be disclosed by any of the Parties to any other Person, provided however, an Investor may disclose such Confidential Information to: (i) such Investor/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant on a need-to-know basis, (ii) to any bona fide prospective purchasers/investors of any share, security or other interests in the Company as long as such prospective investor agrees to be bound by the provisions of this Section 3.6, (iii) its Affiliate, an officer, director, general partner, limited partner, its fund manager, shareholder or Subsidiary of such Investor in the ordinary course of business, (iv) any information for fund and inter-fund reporting purposes; or (v) as may otherwise be as required by Law, Governmental Authorities, exchanges and/or regulatory bodies, including by the Securities and Exchange Commission (or equivalent for other venues); provided further that, the Company may disclose such Confidential Information to (i) its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners on a need-to-know basis, or to any person or entity to the extent such disclosure is approved in writing by the Investors, and approval shall not to be unreasonably withheld; and (ii) its current shareholders, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 3.6, or to any person or entity to the extent such disclosure is approved in writing by the Investors, and such approval shall not to be unreasonably withheld.

(d)

Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the Confidentiality Information as confirmed by advice from counsel, such party (the “Disclosing Party”) shall, if and to the extent that it can lawfully do so, provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure. At the request of another party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(e)

Other Exceptions. Notwithstanding any other provision of this Section 3.6, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted Party.

(f)

Press Releases, Etc. No announcements regarding the Investors’ investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investors and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investors shall not be subject to the consent of the Company.

(g)

Other Information. The provisions of this Section 3.6 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

4.	RIGHT OF FIRST OFFER.

4.1	Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1, and applicable securities laws, in the event the Company proposes to offer, issue or sell any Additional Equity Securities, the Company shall first make an offering of such Additional Equity Securities to the Eligible Holders (the “Offerees”) and each Offeree shall have a preemptive right to purchase a Pro Rata Share of all or any part of such Additional Equity Securities in accordance with the following provisions of this Section 4.1. Any Offeree shall be entitled to apportion the right of first offer hereby granted it among themselves and their Affiliates in such proportions as it deems appropriate.

(a)

The Company shall deliver a notice, in accordance with the provisions of Section 8.3 hereof (the “Offer Notice”) to the Offerees stating (i) its bona fide intention to issue such Additional Equity Securities, (ii) the number of such Additional Equity Securities to be issued, and (iii) the price and terms, if any, upon which it proposes to issue such Additional Equity Securities.

(b)

Within twenty (20) calendar days after the receipt of the Offer Notice, each Offeree may, by written notification, elect to purchase or obtain, in whole or in part, at the price and on the terms specified in the Offer Notice, up to that portion of such Additional Equity Securities which equals the proportion that the number of Ordinary Shares (calculated on an as-converted basis assuming conversion of all convertible securities) then held, by such Offeree bears to the total number of Ordinary Shares (calculated on an as-converted basis assuming conversion of all convertible securities), held by all Shareholders immediately prior to the issuance of Additional Equity Securities (the “Pro Rata Share”). For avoidance of doubt, with respect to each Ordinary Shareholder holding Preferred Shares, any calculation in respect of its Pro Rata Shares shall be based on and shall be limited to the relevant Preferred Shares held by such Ordinary Shareholder, without considering any Ordinary Shares held by such Ordinary Shareholder.

(c)

The Company shall promptly, in writing, inform each Offeree that elects to purchase all of the Pro Rata Shares available to it (each, a “Fully Exercising Holder”) of any other Offeree’s failure to do likewise. During the ten (10) day-period commencing immediately after receipt of such information, each Fully Exercising Holder shall be entitled to notify the Company of its desire to purchase more than its Pro Rata Share of the Additional Equity Securities, stating the number of the Additional Equity Securities it proposes to purchase. If as a result thereof, such oversubscription exceeds the total number of the remaining Additional Equity Securities available for purchase, the oversubscribing Fully Exercising Holder will be cut back by the Company with respect to their oversubscriptions to that number of remaining Additional Equity Securities equal to the proportion that the number of Registrable Securities (calculated on an as-converted basis and exclusive of the Ordinary Shares held by the Ordinary Shareholders) then held by such Fully Exercising Holder bears to the total number of Registrable Securities (calculated on an as-converted basis and exclusive of the Ordinary Shares held by the Ordinary Shareholders) then held by all Fully Exercising Holders who wish to purchase such unsubscribed Additional Equity Securities.

(d)

If all Additional Equity Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) and (c) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) and (c) hereof, offer the remaining unsubscribed portion of such Additional Equity Securities to identified parties at a price not less than, and upon terms no more favorable to the Offerees than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Additional Equity Securities within such period, or if such agreement is not consummated within twenty (20) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Equity Securities shall not be offered unless first reoffered to the Offerees in accordance with this Section 4.1.

4.2	Termination.

The provisions of Section 4 shall terminate upon the consummation of a Qualified IPO.

5.	BOARD COMPOSITION AND VOTING MATTERS.

5.1	Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board.

(a)

HAN Yusheng (汉雨生) shall be entitled to elect two (2) directors of the Board (the “Ordinary Directors”), initially to be HAN Yusheng (汉雨生), CHUAI Shaokun (揣少坤), provided that the chief executive officer shall be one of the Ordinary Directors.

(b)

The Investors shall be entitled to elect up to six (6) directors of the Board (the “Investors’ Directors”) in aggregate with the composition determined as follows: one (1) director shall be designated and appointed by LYFE (the “LYFE Director”), initially to be ZHAO Jin (赵晋); one (1) director shall be designated and appointed by NLVC (the “NLVC Director”), initially to be Deng Feng (邓峰); one (1) director shall be designated and appointed by CTD, initially to be LU Gang (陆刚); one (1) director shall be designated and appointed by Sequoia, initially to be Yunxia Yang (the “Sequoia Director”); one (1) director shall be shall be designated and appointed by Evergreen, initially to be RONG Jing (戎璟) (the “Evergreen Director”); and (i) in the event that the GIC Warrant has not been exercised, so long as GIC holds no less than 4,259,800 Shares, as adjusted for any share splits, share dividends, recapitalizations or the like, or (ii) in the event that the GIC Warrant has been exercised, so long as GIC holds no less than 5,324,750 Shares, as adjusted for any share splits, share dividends, recapitalizations or the like, one (1) director shall be designated and appointed by GIC, initially to be Goh Chin Kiong (the “GIC Director”).

(c)

Each Director of the Company shall have one (1) vote for each of the matters submitted to the Board of Directors, except HAN Yusheng (汉雨生) shall have six (6) votes for each of the matters submitted to the Board of Directors.

5.2	Size of the Board; Subsidiaries.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at eight (8) directors. It is further agreed that upon the request from NLVC and/or LYFE and/or Sequoia and/or Evergreen and/or GIC, the board of directors of any other Group Company and, to the extent legally and commercially feasible, other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have same board composition with the Company as determined in accordance with Section 5.1, and the Company and the Key Holders shall procure that such nominee(s) are appointed to the relevant board of directors.

5.3	Removal of Board Members.

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the person(s) or entity(ies) entitled under Section 5.1 to designate or appoint that director or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat for the reasons that: (x) the Company and the person(s) or entity(ies) entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 have mutually agreed in writing that such person(s) or entity(ies) shall no longer be entitled to designate or approve such director or occupy such Board seat; (y) such person(s) or entity(ies) no longer hold(s) any shares in the Company; and/or (z) any other matters mutually agreed in writing by the Company and such person(s) or entity(ies) and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1.

5.4

All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.5	Increase in Authorized Share Capital.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

5.6	Specific Enforcement.

Each Shareholder acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the courts of Hong Kong.

5.7	Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the consummation of a Qualified IPO.

6.	RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1	Restrictions on Transfer.

(a)	Transfer of Shares.

Subject to Section 6.6, any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder, either directly or indirect (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 6. For avoidance of doubt, the parties agree that the restrictions on the Transfer of the Shares held by the Ordinary Shareholder contained in this Agreement shall apply to any indirect transfer and shall not be circumvented by means of any indirect transfer of the Shares, and any change in the equity interest of an Ordinary Shareholder that is an entity (including the Holding Entity), including without limitation as a result of (i) the issuance or redemption by such Ordinary Shareholder of any portion of its outstanding shares or equity, or (ii) a Transfer of such Ordinary Shareholder’s equity by its equity holder, shall constitute a Transfer for purposes of this Agreement.

(b)	Restriction on Transfer of the Ordinary Shares.

(i)

So long as any Investor possesses any Equity Securities of the Company, the Founder shall not make any Transfer regarding the Ordinary Shares directly and indirectly held by the Founder without the consent of the Investors, provided however, (a) the Founder in aggregate may Transfer no more than 2% of all outstanding and issued Shares of the Company for each calendar year only with the prior written consent from at least three (3) Key Investors’ Directors; (b) the Founder in aggregation may Transfer more than 2% of all outstanding and issued Shares of the Company for each calendar year only with the prior written consent from at least four (4) Key Investors’ Directors (including the consent of the GIC Director). For the avoidance of doubt, this Section 6.1 (b)(i) shall not apply to any Transfer regarding the Preferred Shares directly and indirectly held by the Founder.

(ii)

Subject to Section 6.1(b)(i) above, without the prior written consent of at least one-half (1/2) of Key Investors’ Directors of the Company, the Ordinary Shareholders (except for the Founder who shall make a Transfer of his or her Ordinary Shares in accordance with subsection (i) above) shall not effect any Transfer to any other party.

(c)	Right of First Offer on Sale of the Preferred Shares.

(i)	Transfer Notice of the Preferred Shares.

In the event that any of the Investors other than GIC (the “Preferred Shares Transferor”) receives a bona fide proposal for purchase of Preferred Shares from any person (the “Preferred Shares Transferee”) (the “Proposed

Sale”), then within five (5) calendar days of receipt of such offer from the Preferred Shares Transferee, the Preferred Shares Transferor shall provide the Company and the Founder with written notice of the material terms of the Proposed Sale (the “Sale Notice”) which shall include the identity of the Preferred Shares Transferee and the number and the share price of the transferred Preferred Shares (the “Transferred Preferred Shares”).

(ii)	Right of First Offer for the Proposed Sale.

The Company and the Founder (collectively, the “Qualified Purchasers”) shall have the right of first offer, to purchase any or all of the Transferred Preferred Shares in whole or in part on the same terms and conditions as specified in the Sale Notice (the “Purchase Right”), provided that the Founder’ Purchase Right hereunder shall be subordinate to the Company’s Purchase Right, and the Founder shall exercise such Purchase Right on pro rata basis.

Subject to the PRC Laws, including without limitation to the SAFE rules and regulations, the Qualified Purchasers shall, within ten (10) calendar days of receipt of the Sale Notice (the “Purchase Right Exercise Period”) deliver an exercise notice to the Preferred Shares Transferor to exercise its Purchase Right. If the Qualified Purchasers choose not to exercise or fully exercise its Purchase Right, or fail to exercise its Purchase Right within the Purchase Right Exercise Period, then the Preferred Shares Transferor may sell the remaining Transferred Preferred Shares to a Preferred Shares Transferee on terms and conditions not more favorable than those specified in the Sale Notice. Thus, the Qualified Purchasers shall have no further rights under this Section 6.1 (c) with respect to the Proposed Sale.

(iii)

Any Investor (except for GIC) shall not, without the prior written consent of HAN Yusheng (汉雨生), transfer or dispose of any of its shares to an entity (the “Direct Competitor of the Company”) 1) the business operation and marketing of which in the PRC is to diagnose oncology genes for early cancer diagnostic, cancer susceptibility, cancer monitoring and provide individualized medication guides for cancer patients by means of next generation gene sequencing (“NGS”); and 2) that directly competes with Group Companies in the PRC by offering the same or substantially similar products or services that constitute the primary products or services offered by the Group Companies or Pipelines to be offered by the Group Companies. For the purpose of this Agreement, the term “Pipelines” shall mean new products or services of the Group Companies which are to be launched within one (1) year upon the date herein.

(iv)

Unless otherwise expressly provided in this Section 6.1(c), the Investors are entitled to transfer, sell, or otherwise dispose any of their Equity Securities in any manner without any limitation, subject to applicable Laws. Notwithstanding anything contained herein to the contrary, each of the Investors is entitled to transfer, sell, or otherwise dispose any of its Equity Securities in any manner to any of its Affiliates.

(d)	GIC’s Sale of the Preferred Shares.

(i)

If GIC proposes to transfer any Shares of the Company to a third party other than its Affiliates, GIC shall provide a list of the prospective transferees to the Company (“List of Transferees”). The Company shall, upon receipt of the List of Transferees, discuss in good faith with GIC and make suggestions to GIC for the purpose of finalizing the List of Transferees. The final List of Transferees shall be subject to the mutual consent by GIC and the Company, provided that, the Company shall deliver its consent, objection or any proposed amendment (as the case may be) with respect to the List of Transferees to GIC within five (5) Business Days following the receipt of the List of Transferees.

(ii)

Notwithstanding anything to the contrary, Section 6.1(d)(i) shall not apply to (x) a sale pursuant to Section 6.3, or (y) a sale in the event that the Company fails to fulfill its redemption obligations or pay on the date that the related redemption payment were due pursuant to the Articles.

(iii)

Subject to the Section 6.1(d)(i), GIC is entitled to Transfer any of the Equity Securities in the Company in any manner without any limitation, subject to applicable Laws. Notwithstanding anything contained herein to the contrary, GIC is entitled to Transfer any of the Equity Securities in the Company in any manner to any of its Affiliates.

(iv)	For the avoidance of doubt, Section 6.1(c) shall not apply to GIC or its Affiliates in any event.

6.2	Right of First Refusal

(a)	Proposed Transfer Notice.

Each Ordinary Shareholder (including its successors and permitted assigns) (a “Transferor”) proposing to make a Transfer (a “Proposed Transfer”) must deliver a notice (the “Proposed Transfer Notice”) to the Company and the Eligible Holders. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including without limitation a description and the share price of the Shares (the “Transfer Shares”) that such Transferor may propose to transfer, and the identity of the Prospective Transferee. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Transferor with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall prevail and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2.

(b)	Grant of Right of First Refusal to the Eligible Holders.

(i)	Each Eligible Holders shall have the right for a period of twenty-one (21) days (the “Eligible Holders’ ROFR Exercise Period”) following the

Eligible Holders’ receipt of the Proposed Transfer Notice to elect to purchase its respective pro rata share of the Transfer Share at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice (the “Right of First Refusal”).

(ii)

Each Eligible Holders may exercise such right of first refusal and, thereby, purchase all or any portion of its pro rata share of the Transfer Share, by notifying the Transferor and the Company in writing, before expiration of the Eligible Holders’ ROFR Exercise Period as to the number of such Transfer Share that it wishes to purchase.

(iii)

Each Eligible Holders’ pro rata share of the Transfer Share shall be a fraction, the numerator of which shall be the total number of the Shares and other Equity Securities of the Company (calculated on an as converted but otherwise non-diluted basis) owned by such Eligible Holder on the date of the Proposed Transfer Notice and the denominator of which shall be the total number of the Shares and other Equity Securities of the Company (calculated on an as-converted but otherwise non-diluted basis) held by all the Eligible Holders on such date (the “ROFR Pro Rata Share”). For the avoidance of doubt, with respect to each Ordinary Shareholder holding Preferred Shares, any calculation in respect of its ROFR Pro Rata Share shall be based on and shall be limited to the relevant Preferred Shares held by such Ordinary Shareholder, without considering any Ordinary Shares held by such Ordinary Shareholder .

(iv)

If any Eligible Holders elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Section 6.2(b)(ii), the Transferor shall, within five (5) days following the receipt of all the Eligible Holders’ written notices pursuant to Section 6.2(b)(ii) or the expiration of the Eligible Holders’ ROFR Exercise Period (whichever is earlier), give notice of such election or failure (the “Re-allotment Notice”) to each other Eligible Holders that elected to purchase its entire pro rata share of the Transfer Share (the “Purchasing Holders”), which notice shall set forth the number of the Transfer Share not purchased by the other Eligible Holders pursuant to Section 6.2(b)(ii) (such shares, the “Remaining Transfer Share”). The Purchasing Holders shall have a right of re-allotment such that they shall have fifteen (15) days from the date such Re-allotment Notice was given to elect to increase the number of the Transfer Share they agreed to purchase under Section 6.2(b)(ii). Such right of re-allotment shall be subject to the following conditions: each Purchasing Holder shall first notify the Transferor of its desire to increase the number of the Transfer Share it agreed to purchase under Section 6.2(b)(ii), stating the number of the additional Transfer Share it proposes to buy (the “Additional Transfer Share”). If, as a result thereof, the total number of Additional Transfer Share the Purchasing Holders propose to buy exceeds the total number of the Remaining Transfer Share, the Remaining Transfer Share shall be allocated as necessary such that each Purchasing Holder electing to purchase the Additional Transfer Share (an “Over-Purchasing Holder”) shall have the right to purchase such number of Additional Transfer Share equal to the product obtained by multiplying (i) the number of the Remaining Transfer Share by (ii) a fraction, the numerator of which is the number of the Registrable Securities (calculated on an as-converted but otherwise non-diluted basis and exclusive of the Ordinary Shares held by the Ordinary Shareholder ) held by such Over-Purchasing Holder and the denominator of which is the total number of Registrable Securities (calculated on an as-converted but otherwise non-diluted basis and exclusive of the Ordinary Shares held by the Ordinary Shareholder) held by all Over-Purchasing Holders, provided that in no event shall an Over-Purchasing Holder be obligated to purchase more than the maximum number of Additional Transfer Share specified in such Over-Purchasing Holder’s written notice. The procedures described in the preceding sentence shall be repeated until the earlier to occur if (i) there are no Remaining Transfer Share or (ii) the Over-Purchasing Holders do not wish to purchase any additional Remaining Transfer Share.

(v)

Subject to applicable securities Laws, the Eligible Holders shall be entitled to apportion the Transfer Share to be purchased among its partners and/or Affiliates upon written notice to the Company and the Transferor.

(vi)

If an Eligible Holders gives the Transferor notice that it desires to purchase the Transfer Share, then payment for the Transfer Share to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Transfer Share together with an executed instrument of transfer to be purchased at a place agreed by the Transferor and all the participating Eligible Holders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Eligible Holders’ receipt of the Proposed Transfer Notice.

(c)

Notwithstanding the foregoing, in the event that any Ordinary Shareholder (including its successors and permitted assigns) proposed to make a Proposed Transfer in relation to any Ordinary Share of the Company:

(i)

The Company shall have the right, prior to any Eligible Holders’ exercise of Right of First Refusal, for a period of fifteen (15) days (the “Company’s ROFR Exercise Period”) following the receipt of the Proposed Transfer Notice to elect to purchase any or all of such Transfer Shares at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice.

(ii)

The Company may exercise such right and, thereby, purchase any or all of such Transfer Shares, by notifying the Transferor in writing, before expiration of the Company’s ROFR Exercise Period, that it wishes to purchase any or all of such Transfer Shares.

(iii)

If the Company gives the Transferor notice that it desires to purchase any or all such Transfer Shares, then payment for such Transfer Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against allotment of such Transfer Shares at a place agreed by the Transferor and the Company and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Proposed Transfer Notice.

(iv)

Regardless of any other provision of this Agreement, if the Company declines in writing or fails to exercise or fully exercise its right of first refusal pursuant to this Section 6.2(c) with respect to such Transfer Shares, then the Transferor shall be under no obligation to transfer the remaining Transfer Shares to the Company pursuant to this Section 6.2(c) and shall then be required to provide another notice regarding the remaining Transfer Shares which are not purchased by the Company to each Eligible Holder (the “Additional Proposed Transfer Notice”, together with the Proposed Transfer Notice, the “Transfer Notice”) (which shall contain the same conditions and price for sale of the remaining Transfer Shares as set forth in the Proposed Transfer Notice) within five (5) days, then each Eligible Holder shall have the right, within the Eligible Holders’ ROFR Exercise Period following the Eligible Holders’ receipt of the Additional Proposed Transfer Notice, to elect to purchase its respective pro rata share of the Transfer Share at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice, and the provisions set forth in this Section 6 shall apply to Eligible Holder’s exercise of Right of First Refusal mutatis mutandis.

(v)

For the avoidance of doubt, the Company shall not have any Right of First Refusal in relation to the Ordinary Shareholder’s Transfer of any Preferred Shares or any shares converted therefrom, in which case Section 6.2 (b) shall apply to such Transfer.

(d)

Purchase Price. The purchase price for the Transfer Share to be purchased by the Company or the Eligible Holders exercising their right of first refusal will be the price set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the affirmative vote of at least one-half (1/2) of Key Investors’ Directors).

(e)

Rights of Transferor. If the Company or any Eligible Holders exercises its right of first refusal to purchase the Transfer Share, then, upon the date the notice of such exercise is given by the Company or such Eligible Holders, the Transferor will have no further rights as a holder of such Transfer Share except the right to receive payment for such Transfer Share from the Company or the Eligible Holders in accordance with the terms of this Agreement, and the Transferor will forthwith cause all certificate(s) evidencing such Transfer Share to be surrendered to the Company or the Eligible Holders for transfer to the Company or the Eligible Holders, as applicable together with an executed instrument of transfer.

(f)

Application of Co-Sale Right. Regardless of any other provision of this Agreement, if any Eligible Holders declines in writing or fails to exercise its right of first refusal and if there are any Remaining Transfer Share following the procedures provided in Section 6.2(b) and/or Section 6.2(c), then the Transferor shall give each Eligible Holder a written notice (the “First Refusal Expiration Notice”) specifying that the Eligible Holders have not exercised their right of first refusal in full and that the Remaining Transfer Share not purchased by the Company and any Eligible Holders pursuant to Section 6.2(b) and/or Section 6.2(c) (the “Unsold Transfer Share”) shall be subject to the co-sale right of the Co-Sale Holder (as defined in Section 6.3 below) described in Section 6.3 below, in which case the First Refusal Expiration Notice shall specify (i) the number of the Unsold Transfer Share, (ii) the Co-Sale Pro Rata Portion (as defined in Section 6.3 below) of the Unsold Transfer Share for the purpose of such co-sale right and (iii) the name of the Co-Sale Eligible Holder(s) (as defined in Section 6.3 below). For avoidance of any doubt, the co-sale right under Section 6.3 shall not apply to any Eligible Holders that has successfully purchased any Transfer Share as a result of its exercise of the right of first refusal pursuant to Section 6.2(b).

6.3	Right of Co-Sale.

(a)

If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), each Eligible Holder that has not exercised its rights under Section 6.2(b) (each an “Co-Sale Eligible Holder”) may elect to exercise its Right of Co-Sale and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Eligible Holder must give the Transferor written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after the expiration of the Eligible Holders’ ROFR Exercise Period as provided in Section 6.2(b), and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised the Right of Co-Sale.

(b)

Each Co-Sale Eligible Holder, by timely exercising its Right of Co-Sale by delivering the written notice provided for above in Section 6.3(a) may include in the Proposed Transfer all or any part of its Shares equal to the product (the “Co-Sale Pro Rata Portion”) obtained by multiplying (i) the aggregate number of Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares owned by such Co-Sale Eligible Holder (calculated on an as-converted basis assuming conversion of all convertible securities) immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Ordinary Shares owned, in the aggregate, by all Co-Sale Eligible Holders (calculated on an as-converted basis assuming conversion of all convertible securities) immediately prior to the consummation of the Proposed Transfer, plus the number of Ordinary Shares held by the Transferor (calculated on an as-converted basis assuming conversion of all convertible securities). To the extent that one or more of the Co-Sale Eligible Holders exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Proposed Transfer shall be correspondingly reduced. For the avoidance of doubt, with respect to each Ordinary Shareholder holding Preferred Shares, any calculation in respect of its Co-Sale Pro Rata Portion shall be based on and shall be limited to the relevant Preferred Shares held by such Ordinary Shareholder, without considering any Ordinary Shares held by such Ordinary Shareholder .

(c)

The sale of the Co-Sale Eligible Shares and remaining Transfer Shares shall occur within twenty-five (25) calendar days from the beginning of the Co-Sale Period (the “Co-Sale Closing”). For avoidance of doubt, the Right of Co-Sale shall not apply with respect to Transfer Shares sold or to be sold to the Eligible Holders under the Right of First Refusal in Section 6.2.

(d)

A Co-Sale Eligible Holder shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, one or more share certificates, together with an executed instrument of transfer to the Prospective Transferee, representing:

(i)	the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; or

(ii)

the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the allotment of convertible Preferred Shares in lieu of Ordinary Shares, such Eligible Holder shall first convert the Preferred Shares into Ordinary Shares and allot Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(e)

The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(f)

Each share certificate a Co-Sale Eligible Holder delivers to the Transferor pursuant to Section 6.3(d) above will be transferred to the Prospective Transferee against payment therefor and the register of members of the Company shall be updated in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall concurrently therewith remit to each Co-Sale Eligible Holder the portion of the sale proceeds to which such Co-Sale Eligible Holder is entitled by reason of its participation in such sale. If any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from any Co-Sale Eligible Holder exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from such Co-Sale Eligible Holder.

6.4	Proposed Transfer—Compliance Period.

If any Proposed Transfer is not consummated within ninety days (90) days after receipt of the Proposed Transfer Notice by the Company and the Eligible Holders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor has complied in full with each provision of this Section 6. The exercise or election not to exercise any right by any Eligible Holder hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

6.5	Effect of Failure to Comply.

(a)

Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)

If any Ordinary Shareholder becomes obligated to sell any Shares to the Company under this Agreement and fails to allot such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Ordinary Shareholder the purchase price for such Shares as is herein specified and cancel on its books or registers of members the certificate of certificates representing the shares to be sold.

(c)

If any Ordinary Shareholder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Eligible Holder, in addition to such remedies as may be available by Laws, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Eligible Holder, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, each Eligible Holder upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from such Eligible Holder the type and number of Shares that such Eligible Holder would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Eligible Holder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3. Such Transferor shall also reimburse such Eligible Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s Right of Co-sale under Section 6.3.

6.6	Exempted Transfers.

(a)

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.2 and Section 6.3 shall not apply: (i) to a repurchase of Shares from a Transferor by the Company at a price no greater than that originally paid by such Transferor for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board, (ii) in the case of a Transferor that is a natural person, upon a transfer of Shares by such Transferor, either during his or her lifetime or on death by will or intestacy, to his or her Immediate Family Members or any other relatives approved by the Board (including the affirmative votes of 1/2 Key Investors’ Directors), or any custodian or trustee for the account of a Transferor or a Transferor’s Immediate Family Members, (iii) any transfer of shares of the Company indirectly held by any Key Holder from the Holding Entity to such Key Holder at cost, or (iv) the sale of any Shares to the public in a Qualified IPO, provided that (a) adequate documentation therefor is provided to the Investors and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor by executing an Adherence Agreement substantially in the form attached hereto as Exhibit A (“Adherence Agreement”); and (b) such Transfer is effected in compliance with all applicable Laws including, without limitation, Circular 37 provided however, without prejudice to the compliance with other applicable Laws, the Transfer of Shares to any custodian or trustee for the account of (x) a Transferor, (y) a Transferor’s Immediate Family Members or (z) a Transferor’s other relatives approved by the Board (including the affirmative votes of 1/2 Key Investors’ Directors), as set out in sub-section (ii) above, shall be effected in compliance with Circular 37 only to the extent legally practicable; provided, further, such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

(b)

In the event that the Company is to alter or dissolve the existing Captive Structure, each of the Investors, severally but not jointly, shall be entitled to transfer any and all Equity Securities in the Company then held by the Investors respectively to an Affiliate, Affiliate Fund or a third party designated by the Investors respectively (each as an “Investor’s Designated Party”) at a price solely decided by the Investors respectively, or swap its Equity Securities in the Company with new Equity Securities denominated in RMB to be issued by any of the surviving Group Companies to Investor’s Designated Party. As a result, the Investor’s Designated Party shall hold an equity interest in the surviving Group Companies equivalent to the Equity Securities then held by the Investors respectively in the Company. The Parties shall vote, and cause their respective directors or representatives to vote in favor of such share transfer, and cause the Company and the Group Companies to take all necessary actions to obtain consents and approvals from competent agencies, if any, to make registration of the share transfer, and to issue new shares, if applicable. If there is any tax or charge arising from such transfer and/or swap of Equity Securities, the Parties shall consult in good faith to work out an amicable solution. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 6.1, 6.2, 6.3, 6.4 and 6.5 shall not apply in the case of a transfer or swap in accordance with this Section 6.6(b).

6.7	Assignment. Notwithstanding anything herein to the contrary:

(a)

Assignment and Transfer. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective transferees, successors and/or assigns of the parties hereto. This Agreement is not assignable except in connection with a Transfer of Shares of the Company by a Shareholder in accordance with this Agreement but only to the extent of such Transfer, provided that (i) any such transferee shall execute and deliver to the Company and the other parties hereto the Adherence Agreement as provided in Section 6.6(a), and (ii) the Company is given a written notice at the time of such assignment stating the name and address of the assignee, provided further that any right of any Investor under this Agreement are fully assignable to its Affiliates and Affiliates Fund without the consent of the other parties hereto.

(b)

Adherence Agreement. For any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement. Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be an Ordinary Shareholder, Investor, Founder or Key Holder hereunder, as appropriate.

6.8	Term.

The provisions of this Section 6 shall terminate upon the consummation of a Qualified IPO.

7.	ADDITIONAL COVENANTS.

7.1	Protective Provisions.

(a)	Matters Requiring the Approval of the Investors.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and any other Group Companies hereby covenants and agrees with the Investors that it shall not and the Key Holders shall procure that each Group Company does not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires) any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of the Majority Preferred Shares Holders.

In relation to Section 7.1(a), where any act listed in clauses (i) through (xiv) below requires a Special Resolution of the Members as defined in the Articles where a general meeting of Members is convened and the consent referred to above is not obtained, each holder of the Preferred Shares who votes against the resolution shall be deemed to have ten (10) times the number of votes of all members who vote for the resolution:

(i)

any increase in the authorized number of Preferred Shares except for any Equity Securities issued or issuable pursuant to the Transaction Documents; any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Shares;

(ii)

any action that authorizes, creates, issues, increases or decreases the authorized number of the Equity Securities, except for (i) the Ordinary Shares issuable upon conversion of Preferred Shares (ii) any Equity Securities issued or issuable pursuant to the Transaction Documents; and (iii) any Equity Securities issued under the option plan with the approval of the Board (including one-half (1/2) of the Key Investors’ Directors);

(iii)

any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares or any other securities convertible into Equity Securities of the Company ranking on a parity with or senior to the Preferred Shares in any preference or priority such as right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series, except for any Equity Securities issued or issuable pursuant to the Transaction Documents;

(iv)

any purchase, repurchase, redemption or retirement of any Equity Securities (excluding shares repurchased upon termination of an employee or consultant pursuant to a restricted share purchase agreement or employee incentive plan);

(v)

any amendment or modification, alteration, repeal to or waiver of any provision of any of the memorandum or articles or similar organizational documents or by-laws of the Group Companies or any other constitutional documents, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction;

(vi)

the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or other arrangement under law relating to bankruptcy, insolvency or reorganization or relief of debtors, including but not limitation, the Deemed Liquidation Event, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vii)

any agreement by the Group Companies regarding selling, transferring, licensing, changing, encumbering or otherwise disposing of any trademarks, patents, know-how or other intellectual property owned by the Group Companies;

(viii)	any reclassification or recapitalization of the outstanding capital shares of any Group Company;

(ix)

the selection of the listing exchange for any public offering of any securities of a Group Company (including a Qualified IPO) or approve the valuation and terms and conditions for such public offering;

(x)	any change of authorized size of the Board or change the manner in which any director on the Board is appointed (other than change of director by the shareholder who appoints him or her);

(xi)

changing the name of any Group Company, or ceasing any business undertaking of any Group Company substantially as then currently conducted by such Group Company, change of any material part of its then current business or enter into business that is outside of its then current business;

(xii)	any adoption or change of the terms of any bonus or profit sharing scheme or any employee share option or share participation schemes or similar plans;

(xiii)	any Trade Sale or Loss of Control; or

(xiv)	any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(b)	Matters Requiring the Approval of Board.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and any other Group Companies hereby covenants and agrees that it shall not and the Key Holders shall procure that each Group Company does not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires) any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of a simple majority of the votes of the Board (including the affirmative vote of at least one-half (1/2) of all the Key Investors’ Directors acting in his or her capacity as a director of the Company and as a representative of the Investor(s)):

(i)

appointing, terminating or determining the compensation of the chairman, chief executive officer, president, general manager, Financial Controller, chief operation officer, chief technology officer, vice president-level or above;

(ii)	issuing options or administrating the Company’s share plan or any other equity incentive, purchase or participation plan for the benefit of employees;

(iii)	creating, allowing to arise or issuing any debenture constituting a pledge, lien, or charge on all or any of the assets or rights of any Group Company;

(iv)	establishment of any new direct or indirect subsidiary by any Group Company;

(v)	approving and amending annual budget and business plan of any Group Company;

(vi)

acquiring any investment or incurring any commitment in excess of US$300,000 at any time in respect of any one transaction, or in respect of a series of related transactions within a fiscal year, by any Group Company;

(vii)	amending the accounting or financial policies or changing the financial year of any Group Company;

(viii)	any transaction between or among the Group Companies and with any Related Party or member of such Related Party’s family;

(ix)

incurring any indebtedness or assuming any financial obligation or issuing, assuming, guaranteeing or creating any liability for borrowed money in excess of US$3,000,000 in a single transaction, or in a series of related transactions within a fiscal year, unless such liability is incurred pursuant to the then current business plan or annual budget;

(x)

purchase or disposal of business/assets in excess of US$3,000,000 in a single transaction, or in a series of related transactions within a fiscal year, other than the purchase or disposal of business/assets in the ordinary course of business;

(xi)	extension of any loan or guarantee for indebtedness in excess of US$300,000 to any third party in a single transaction, or in a series of related transactions within a fiscal year;

(xii)	equity investment in any third party in excess of US$1,500,000 in a single transaction, or in a series of related transactions within a fiscal year;

(xiii)

any single transaction, or a series of related transactions within a fiscal year, that is or are outside ordinary course of business and involving an amount in excess of US$1,500,000 or exclusive relationship;

(xiv)	initiating or settling any single material litigation or arbitration involving an amount in excess of US$1,500,000;

(xv)	appointing or changing the auditors of any Group Company;

(xvi)	any action that results in the payment or declaration of a dividend on any shares of the Ordinary Shares or the Preferred Shares;

(xvii)

any action that might cause harm to, or result in an alternation, dissolution, cancellation or termination of the existing Captive Structure, including but not limited to any attempt to convert the Company into a domestic company under the PRC Laws; or

(xviii)	any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

(c)	Matters Requiring the Approval of Majority Series C Preferred Shares Holders.

In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and any other Group Companies hereby covenants and agrees with the Investors that it shall not and the Key Holders shall procure that each Group Company does not, either directly or indirectly, by amendment, waiver, merger, consolidation, scheme of arrangement, amalgamation or otherwise, take, permit to occur, approve, authorize or agree or commit to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires) any of the following actions (whether in a single transaction or a series of related transactions) without the prior affirmative approval or consent of the Majority Series C Preferred Shares Holders:

(i)

create or designate (including by reclassification of existing shares), or authorize any issuance of any additional Equity Securities (including, but not limited to, all classes of shares, warrants, rights to subscribe for shares and securities convertible into any share class) for a consideration per share that is lower than the subscription price of the Series C Preferred Shares, except for the transfer of existing Shares of the Company and the issuance of any Shares of the Company in connection with (i) employees stock option plan of the Company; (ii) any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) the conversion of the outstanding Preferred Shares of the Company into the Ordinary Shares of the Company; (iv) the conversion of aggregate principal amount of US$ 17,000,000 and the interest (if any) under the convertible promissory note, which were respectively issued to EverGreen on January 10, 2017 and May 2, 2017, into shares of the Company and (v) any Equity Securities issued or issuable pursuant to the Transaction Documents;

(ii)

any transaction or series of related transactions by the Company, (i) which shall constitute a change of control event (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Group to a third party), or in which the relevant Group Company or its shareholders immediately prior to such transaction shall not, as a result of or subsequent to the transaction, hold a majority of the voting power or share capital of the surviving or resulting entity with an implied pre-money valuation of the Company with per share price less than the per share issue price with respect to the series C round of financing of Company (subject to adjustment any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such shares);

(iii)	any waiver or amendment, alternation or modification to the provision related to a price based anti-dilution adjustment applicable to the Series C Preferred Shares;

(iv)	any initial public offering of any equity securities of the Company, which is not a Qualified IPO;

(v)

any waiver of the treatment of an event as a liquidation event or deemed liquidation event or some similar concepts under the current effective investment and constitutional documents of the Company, provided however, in the event where a liquidation event or deemed liquidation event or some similar concepts occurs and the implied pre-money valuation of the Company is no less than US$1,442,496,338, the waiver of application of liquidation preference waterfall as set out in memorandum and articles of association of the Company doesn’t require the consent of at least 51% of the voting power of the Series C Preferred Shares of the Company (on an as converted basis).

(vi)

any amendment, alteration or repeal of any provision of the constitutional documents of any of the Group Companies in a manner that adversely changes or alters the existing voting or other powers, preferences or other special rights, privileges, benefits or restrictions of the Series C Preferred Shares (whether by merger, consolidation or otherwise); for the avoidance of doubt, issuance of any Equity Securities having rights, preferences or privileges senior to the Series C Preferred Shares for a consideration per share that is no lower than the subscription price of the Series C Preferred Shares shall not be deemed as the action that adversely changes or alters the existing voting or other powers, preferences or other special rights, privileges, benefits or restrictions of the Series C Preferred Shares.

7.2	Meetings of the Board.

Subject to the provisions of the Articles and unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.3	Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

7.4	Trustee Shareholders.

The Group Companies, the Founder and the Management Shareholders shall procure that each of the Investors shall have the right (but not the obligation) if such Investor requires so to designate an individual to hold certain equity interest in the Beijing Subsidiary proportionate to respective equity interests in the Company held by such Investor respectively. The Investors shall procure that such individuals (i) enter into the Cooperation Documents and pledge their equity interests in the Beijing Subsidiary along with the Founder and the other shareholders to the WFOE; and (ii) enter into such necessary documents to adjust their equity ratio in the Beijing Subsidiary accordingly to mirror the shareholding ratio changes in the Company held by such Investor respectively.

7.5	Amendment to Cooperation Documents.

In the event that any provision under the Cooperation Documents is ruled by any relevant Governmental Authority as invalid or unenforceable under the Laws of the PRC, the Key Holders and the Group Companies shall, subject to the Laws of the PRC, use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to ensure that substantially all of the income generated by the Domestic Companies is consolidated into the WFOE.

7.6	Option to Purchase Domestic Companies.

Subject to PRC laws, so long as each of the Investors still holds any Shares of the Company, each of the Investors shall have the rights (but not the obligation) to purchase or designate third parties to purchase certain equity interest in the Domestic Companies or any other Group Company proportionate to the equity interest in the Company held by such Investor respectively for nominal consideration (or for the lowest price that is in compliance with applicable Law), provided that such Investor or its designees agree to enter into the Cooperation Documents. The shareholders of the Domestic Companies or any such other Group Company shall return any proceeds from such Investor’s exercise of this option to it.

7.7	[Reserved]

7.8	Insurance.

Upon the request from NLVC and/or LYFE and/or Sequoia and/or Evergreen and/or GIC, the Company shall use its reasonable best efforts to obtain from financially sound and reputable insurers (i) Directors and Officers Liability insurance and (ii) term “key-person” insurance, each in an amount satisfactory to the Board, and will use reasonable best efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued. The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval of the Board including the NLVC Director, LYFE Director, Sequoia Director, GIC Director and Evergreen Director.

7.9	Disclosure of Investment Terms.

The Founder and the Company shall immediately disclose to the Investors any of the agreements, contracts, term sheets, memorandums of understanding, arrangements, indentures, notes, bonds, loans, instruments, and other legally binding arrangements whether oral or written if the Company or its Shareholders, Directors, employees or Affiliates propose to initiate or take any action to solicit or support any inquiry, proposal or offer from, furnish any information to or participate in any negotiations or discussions with any third party or enter into any agreement or arrangement regarding any equity or debt, financing, sale, transfer or otherwise disposal of the Equity Securities of the Company from the date hereof.

7.10	Non-Competition with the Group Company.

Each of the Key Holders hereof undertakes and covenants to each Investor that neither he/she nor any of his/her Affiliates will directly or indirectly, either by himself/herself or in conjunction with or through any other Person: (i) engage in any business activities in competition with, upstream to or downstream to the business of any Group Company or any Affiliate of the Group Company, whether such engagement is as a partner, investor (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded company), consultant, adviser, agent, employee or otherwise, nor to offer employment to or employ, for himself or on behalf of any then competitor of the Group Company or an Affiliate of the Company; (ii) solicit in any manner any Person who is or has been a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company; (iii) solicit or entice away, or endeavor to solicit or entice away, any employee or officer of any Group Company; (iv) use any Confidential Information to compete with the Group Company. For the avoidance of doubt, in order to validate and enforce the non-competition obligation of any Key Holder after such Key Holder is no longer an employee of any Group Companies, the Group Companies shall pay such Key Holder the non-competition compensations if required by the applicable Law. In the event that there is any conflict between the provisions of any separate agreement executed by any of the relevant Parties with respect to the non-competition obligation of the Key Holders and the provisions of this Section 7.10, the provisions of this Section 7.10 shall prevail.

7.11	Full Time Commitment.

(a)

The Founder undertakes and covenants to the Investors that, commencing from the date of this Agreement until the second anniversary of a Qualified IPO (unless his earlier resignation is approved by the Board, including at least the affirmative votes of the one half (1/2) of the Key Investors’ Directors), he shall commit all of his efforts to furthering the business of the Group Companies and shall not, without the prior written consent of at least one-half (1/2) of the Key Investors’ Directors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity other than a Group Company whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity, or (C) by contract or otherwise; or (ii) devote time to carry out or otherwise engage in the management or the business operation of any entity other than a Group Company.

(b)

Each Key Holder (other than the Founder) undertakes and covenants to the Investors that, commencing from the date of this Agreement until the first anniversary of a Qualified IPO (unless his or her earlier resignation is approved by the Board, including at least the affirmative votes of the one half (1/2) of the Key Investors’ Directors), he/she shall commit all of his/her efforts to furthering the business of the Group Companies and shall not, without the prior written consent of at least one-half (1/2) of the Key Investors’ Directors, either on his/her own account or through any of his/her Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity other than a Group Company whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity, or (C) by contract or otherwise; or (ii) devote time to carry out or otherwise engage in the management or the business operation of any entity other than a Group Company.

(c)

Each Key Holder undertakes and covenants to the Investors that he/she shall comply with the policies, standards, rules and regulations of the Group Company, and any additions or amendments to such policies, standards, rules or regulations established by the Group Company from time to time.

(d)

Each Key Holder further agrees that he/she shall, while performing services for the Group Company: (i) exercise due care as would a good administrator or manager and be faithful and diligent in performing his/her services to the Group Company; (ii) except for the business needs of the Group Company, as expressly authorized by the Company, not unilaterally act on behalf of or in the name of the Group Company; and (iii) hold in confidence and not disclose to others any information relating to his/her compensation, except for the disclosure to his/her Immediate Family Members..

(e)

Each Key Holder further agrees that, other than is necessary to fulfill his/her responsibilities to any Group Company, such Key Holder shall not remove or have removed from the Company or an Affiliate of the Company’s premises any notebooks, reports, letters, manuals, listings, data, data bases, drawings, blueprints, notes, sketches, materials, references, memoranda, documentation, or other materials, directly or indirectly relating to any Confidential Information, including all copies of such material, whether in hard copy, electronic media or in any other form belonging to the Company or an affiliate of the Company, or their customers, without first obtaining the written consent of the Company or the relevant affiliate of the Company, as the case may be.

(f)

Without requesting additional compensation from the Company and/or the relevant Affiliate of the Company, Each Key Holder further agrees to sign and execute all documents and other papers and otherwise fully cooperate with the Company and the affiliates of the Company to carry out the intent of Section 7.10 and Section 7.11.

(g)

Except as disclosed to the Company and the Founder prior to the Closing, each of the other Key Holders (except the Founder) shall not, in any manner directly or indirectly, engage in any other business activities, whether such engagement is as a partner, investor, consultant, adviser, agent, employee or otherwise, without the prior written consent of the Founder, or (i) HAN Yusheng (汉雨生) shall be entitled to purchase any shares purchased and owned by such Key Holder under the Call Option Agreement entered into by HAN Yusheng (汉雨生) and such Key Holder without payment of any consideration or at nominal consideration, (ii) the Company shall be entitled to redeem all the Preferred Shares held directly or indirectly by such Key Holder at such time at the per share price of Original Preferred Issue Price and all the other Ordinary Shares, options and equity securities of the Company held directly or indirectly by such Key Holders at such time without payment of any consideration.

7.12	[Reserved]

7.13	Compliance with Anti-corruption Law.

(a)

Each of the Group Companies covenants that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the Anti-Corruption Laws. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents in violation of the Anti-Corruption Laws. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to maintain, immediately upon the execution of this Agreement, books and records that describe in detail and in all material respects the services rendered, payments made, and costs and expenditures incurred by the Subsidiaries and Affiliates, and to maintain a system of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure that all measures and transactions go through requisite approval process and have proper authorization and are in compliance with the Anti-Corruption Laws. The use of false documents is prohibited, as is the making of inadequate, ambiguous or deceptive bookkeeping entries and any other accounting procedure, technique or device that could hide or otherwise disguise the nature of the transaction at issue. The Warrantors shall cause the Company to, maintain a compliance program in terms of anti-corruption policies, procedures and accounting controls that satisfies the requirements under the Anti-Corruption Laws in all material respect.

The Group Companies’ use of proceeds will be in compliance with and will not result in the breach of any sanctions administered from time to time by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or the United States Department of State, any regulations or executive orders implementing U.S. economic sanctions Laws, or other similar sanctions imposed by the United Nations, the European Union under Council Regulation (EC) No. 194/2008, Her Majesty’s Treasury, or any other relevant governmental entity (“Sanctions”). Without limiting the generality of the foregoing, the Group Companies will not directly or indirectly use, lend, contribute or otherwise make available any proceeds for the purpose of funding or facilitating any activities or business of or with any person towards any sales or operations in Cuba, Iran, Libya, Syria, the Democratic People’s Republic of Korea, the Crimea Region of Ukraine, or any other country sanctioned by OFAC from time to time, or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions.

(b)

Each of the Group Companies covenants that it shall, to the extent commercially practicable, use its best effort to integrate the third party (including, but not limited to, distributors, agents, marketing vendors and business partners) engagement and management into its compliance program, conducting pre-engagement compliance review, delivering anti-corruption policies and arranging the FCPA and anti-corruption trainings.

(c)

Each of the Group Companies covenants that it shall, to the extent commercially practicable, use its best effort to, and shall cause its Subsidiaries and Affiliates to use its best effort to, conduct, and shall keep the Investors informed for, post-closing review over the Domestic Companies’ existing engagements with the relevant third parties (including, but not limited to, distributors, agents, marketing vendors and business partners). Each of the Group Companies shall, to the extent commercially practicable, use its best effort to, and shall cause its Subsidiaries and Affiliates to use its best effort to, conduct, and shall keep the Investors informed for, a review on the list of relevant third parties (including but not limited to, distributors, agents, marketing vendors and business partners) used by the Domestic Companies, the corresponding services contracts and any documents/financial vouchers that could reflect the nature of the services provided. Each of the Group Companies covenants that it shall, to the extent commercially practicable, use its best effort to, and will cause its Subsidiaries and Affiliates to use its best effort to take, and shall keep Investors informed for, any potential remediation actions resulted from such third party review.

(d)

Each of the Group Companies covenants that, to the extent commercially practicable, it shall, and will cause its Subsidiaries and Affiliates to, hold trainings at regular intervals on FCPA, the applicable Anti-Corruption Laws and the compliance policies, procedures and internal control mechanism adopted by the Group Companies. Each of the Group Companies covenants that, to the extent commercially practicable, it shall, and will cause its Subsidiaries and Affiliates to, procure the relevant directors, employees, consultants and other representatives of the Group Companies to attend trainings.

(e)

Each of the Group Companies covenants that it shall, and will cause its Subsidiaries and Affiliates to, immediately report knowledge or suspicion to the Investors, if the Group Companies or any of its Subsidiaries or Affiliates becomes aware, or has reason to suspect, that any person or entity acting on behalf of the Group Companies or its Subsidiaries/Affiliates has violates materially the Anti-Corruption Laws.

7.14	Compliance with Anti-Money Laundering Laws.

Each of the Group Companies shall, and each Key Holder shall procure that the operations of the Group Companies to, be conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions in all material respect, including, without limitation, all U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

7.15	Management Incentive.

(a)

(i) Immediately prior to the closing of a Qualified Financing, or (ii) in the event that the Company has already completed an initial public offering, immediately after the day when the valuation of the Company is no less than US$2,472,850,866 based on the closing sales prices of Company’s public traded Shares on the relevant stock exchanges, whichever is earlier, the Company may reserve certain number of additional shares for issuance pursuant to the ESOP (the “New ESOP”) of the Company that accounts for 5% of the share capital of the Company immediately after such reservation on an as converted and fully diluted basis and the Investors shall vote in favor of the adoption of the New ESOP when any of the abovementioned condition has been satisfied.

(b)

The grant of options under the New ESOP shall be approved by the Board (including the approval of at least one half (1/2) of the Key Investors’ Directors) or approved by a mechanism stipulated by applicable Laws, regulations and rules in the event that the Company has completed an initial public offering. Subject to aforementioned approval requirements, the Company may grant a certain number of options under the New ESOP to the Founder.

7.16	Qualified IPO.

The Key Holders and the Company undertake to use best efforts to, within three (3) years after the date hereof, consummate a Qualified IPO.

8.	MISCELLANEOUS.

8.1	Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong.

8.2	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.3	Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address, or to such email address, facsimile number or address as set forth on Schedule II attached hereto or as subsequently modified by written notice given in accordance with this Section 8.4.

8.5	Costs of Enforcement.

If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable legal adviser’s fees.

8.6	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Majority Key Holders, (iii) the Majority Series A Preferred Shares Holders, (iv) the Majority Series A+ Preferred Shares Holders, (v) the Majority Series B Preferred Shares Holders, and (vi) the Majority Series C Preferred Shares Holders. Notwithstanding anything contained herein to the contrary, any waiver or amendment that would have the effect of altering the rights and obligations of a particular Investor (without taking into account its unique circumstances) in an adverse and different manner than the other Investors shall be effective against such Investor only with its prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then Outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.7	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.8	Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.9	Entire Agreement.

This Agreement, the Purchase Agreement, any other Transaction Documents, together with all the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof (including without limitations any prior shareholders agreements, any term sheet or letter of intent among any of the Parties with respect to the subject matter of this Agreement or the other Transaction Documents)

8.10	Precedence.

Upon execution, this Agreement (including the Exhibits hereto, if any) shall replace the Prior Agreement, and supersede any other shareholders rights agreement pertaining to the Company. Should there be any conflict or discrepancy between the provisions of this Agreement and those of any other shareholders agreements, the provisions of this Agreement shall prevail.

8.11	Legend.

(a)	Each certificate representing Shares of a Key Holder issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Holder.

8.12	Dispute Resolution.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)

The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the chairman of the HKIAC.

(c)

The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail.

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)

Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.13	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.14	Conflict with Articles.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Investors and the Key Holders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

8.15	Holding Companies.

Each of the Key Holders who are natural persons shall procure the corporate Key Holder controlled by him to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such corporate Key Holder under this Agreement.

8.16	Independent Nature of Investors’ Obligations and Rights.

The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint, and except for the Affiliate of such Investor, no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

8.17	Restriction on the Use of “Sequoia” and Confidentiality.

Without the written consent of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founder, shall not use the name or brand of Sequoia or its Affiliate, claim itself as a partner of Sequoia or its Affiliate, make any similar representations. Without the written approval of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founder, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or Sequoia’s subscription of share interest of the Company.

8.18	Restriction on the Use of “GIC” and Confidentiality.

Without the written consent of GIC, each Party shall not use the name or brand of GIC or its Affiliate, claim itself as a partner of GIC or its Affiliate, make any similar representations. Without the written approval of GIC, each Party shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or GIC’s subscription of share interest of the Company.

8.19	Restriction on the Use of “LAV” and Confidentiality.

Without the written consent of LAV, each Party shall not use the name or brand of LAV or its Affiliate, claim itself as a partner of LAV or its Affiliate, make any similar representations. Without the written approval of LAV, each Party shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or LAV’s subscription of share interest of the Company.

8.20	SAFE Registration.

With respect to any holder or beneficial owner of any equity security of the Company (other than any direct or indirect holder or beneficial owner of the Investors) (each, a “Security Holder”) who is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, such Security Holder shall, and the Key Holders and the Group Companies shall cause such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations.

8.21	IPO Participation Right.

Notwithstanding and without prejudice to Section 4 above but subject to applicable laws and regulations, GIC shall have the right to purchase by itself or its Affiliates, at its option, at the final price per share set forth in the Company’s final prospectus with respect to an IPO, up to the number of the Ordinary Shares of the Company offered in the IPO that enable GIC and/or Affiliates to maintain, in the aggregate, its ownership interest percentage in the Company immediately prior to the consummation of the IPO. This provision shall terminate immediately after the consummation of a Qualified IPO.

8.22	Preferred Shares held by Ordinary Shareholders and their Affiliates.

For the avoidance of doubt, and notwithstanding anything to the contrary hereunder, any rights enjoyed by Key Holders and any other Ordinary Shareholders as an “Investor”, “Holder”, “Eligible Holder” or a holder of Preferred Shares under this Agreement, shall be in respect of, and limited to, the extent of such number of Preferred Shares from time to time held by it and the exercise of such rights shall in no event affect and contradict the obligations and restrictions otherwise placed on it and its Affiliates (including such capacities as “Key Holder”, “Founder” “Holding Entity” or “Management Shareholder”, as appropriate) pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first above written.

COMPANY:	BURNING ROCK BIOTECH LIMITED

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first above written.

HK COMPANY:	BR Hong Kong Limited

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

WFOE:	Burning Rock China (北京博宁洛克生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first above written.

DOMESTIC COMPANIES:	Burning Rock (Beijing) Biotechnology Co., Ltd. (燃石（北京）生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

Guangzhou Burning Rock Medical Laboratories Co., Ltd. (广州燃石医学检验所有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

Guangzhou Burning Rock Biotechnology Co., Ltd. (广州燃石生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

Guangzhou Burning Rock Medical Equipment Co., Ltd. (广州燃石医疗器械有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

DOMESTIC COMPANIES:	Burning Rock Biotechnology (Shanghai) Co., Ltd. (燃石生物科技（上海）有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

FOUNDER:	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)

HOLDING ENTITY: A ROUND FINANCING INVESTORS: A+ ROUND FINANCING INVESTORS: B ROUND FINANCING INVESTORS: C ROUND FINANCING INVESTORS:	BRT Bio Tech Limited
	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

MANAGEMENT SHAREHOLDERS:

By:	/s/ SHAO Liang
Name:	SHAO Liang (邵量)

By:	/s/ ZHOU Dan
Name:	ZHOU Dan (周丹)

By:	/s/ CHUAI Shaokun
Name:	CHUAI Shaokun (揣少坤)

By:	/s/ WU Zhigang
Name:	WU Zhigang (吴志刚)

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

By:	/s/ YIN Dong
Name:	YIN Dong (尹东)

By:	/s/ SI Peijing
Name:	SI Peijing (斯佩静)

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

A ROUND FINANCING INVESTORS:	Northern Light Venture Capital III, Ltd.

	By:	/s/ Jeffery D. Lee
	Name:	Jeffery D. Lee
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

A ROUND FINANCING INVESTORS: A+ ROUND FINANCING INVESTORS: B ROUND FINANCING INVESTORS:	Crest Top Developments Limited

	By:	/s/ TANG Xudong
	Name:	TANG Xudong (唐旭东)
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

A+ ROUND FINANCING INVESTORS: B ROUND FINANCING INVESTORS: C ROUND FINANCING INVESTORS:	LYFE Capital Stone (Hong Kong) Limited

	By:	/s/ ZHAO Jin
	Name:	ZHAO Jin
	Title:	Founding Partner

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

A+ ROUND FINANCING INVESTORS: B ROUND FINANCING INVESTORS:	SCC Venture V Holdco I, Ltd.

	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

A+ ROUND FINANCING INVESTORS: B ROUND FINANCING INVESTORS:	Anssence Investments Limited

	By:	/s/ LIU Lin
	Name:	LIU Lin
	Title:	Authorized Signature(s)

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

B ROUND FINANCING INVESTORS: C ROUND FINANCING INVESTORS:	SCC Venture VI Holdco, Ltd.

	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

B ROUND FINANCING INVESTORS: C ROUND FINANCING INVESTORS:	EverGreen SeriesC Limited Partnership acting through CMB International Asset Management Limited 招銀國際資產管理有限公司 as its general partner

/s/ JIANG RONG FENG
	Name:	JIANG RONG FENG
	Title:	Title

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	Owap Investment Pte Ltd

/s/ Lau Eng Boon
	Name:	Lau Eng Boon
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV SP

/s/ JIANG RONG FENG
	Name:	JIANG RONG FENG
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	LAV Biosciences Fund V, L.P.

By: LAV GP V, L.P.
Its General Partner
By: LAV Corporate V GP, Ltd.
Its: General Partner

/s/ Yu Luo
	Name:	Yu Luo
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	LYFE Mount Whitney Limited (Seal)

/s/ Jin Zhao
	Name:	Jin Zhao
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	A5J Ltd

/s/ Edmond Ng
	Name:	Edmond Ng
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement as of the date first written above.

C ROUND FINANCING INVESTORS:	Unique Invest Co., Ltd

/s/ Weiping Shu
	Name:	Weiping Shu
	Title:	Authorized Signature(s)

APPENDIX A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Appendix A.

1.	The term “10% U.S. Investor” has the meaning ascribed to such term in Section 3.3(b)

2.

The term “A Round Financing Investors”, “A+ Round Financing Investors”, or “B Round Financing Investors” or “C Round Financing Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

3.	The term “Additional Equity Securities” has the meaning set forth in the Articles.

4.	The term “Additional Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(c)(iv).

5.	The term “Additional Transfer Share” has the meaning ascribed to such term in Section 6.2(b)(iv).

6.	The term “Adherence Agreement” has the meaning ascribed to such term in Section 6.6(a).

7.

The term “Affiliate” means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China.

8.

The term “Affiliated Fund” shall mean an affiliated fund or entity of any Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

APPENDIX A -1

9.	The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

10.

The term “Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the Criminal Law of the People’s Republic of China, as amended, the Anti-Unfair Competition Law of the People’s Republic of China, as amended, the Hong Kong Prevention of Bribery Ordinance (as amended), and any other applicable anti-corruption or anti-bribery laws or regulations.

11.	The term “Articles” means the Company’s seventh Amended and Restated Memorandum and Articles of Association adopted on January 31, 2019, as amended from time to time.

12.

The term “as-exercised” or any variation thereof with respect to the GIC Warrant means that, prior to the expiration of the Exercise Period of such GIC Warrant, the calculation should be made assuming the full exercise of the purchase right in relation to the Shares pursuant to the GIC Warrant (“Deemed Exercise”). For the avoidance of doubt, if GIC has not exercised the GIC Warrant upon the expiration of the Exercise Period, the Deemed Exercise shall elapse.

13.	The term “Auditor” means the Person for the time being performing the duties of auditors of the Company.

14.	The term “Axiom” means A5J Ltd.

15.	The term “Beijing Subsidiary” has the meaning ascribed to such term in the Preamble to this Agreement.

16.	The term “Board” or “Board of Directors” means the Company’s board of directors.

17.	The term “Budget” has the meaning ascribed to such term in Section 3.1(d).

18.

The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing, Cayman Islands, Singapore and Hong Kong are authorized or required to be closed for the conduct of regular banking business.

19.	The term “Captive Structure” has the meaning ascribed to such term in the Purchase Agreement.

20.	The term “CFC” has the meaning ascribed to such term in Section 3.3(b).

21.

The term “Circular 37” means the Circular on the Management of Offshore Investment and Financing and Round-Trip Investment by Domestic Residents through Special Purpose Vehicles issued by the State Administration of Foreign Exchange issued by SAFE on July 4, 2014, including any of its applicable implementing rules or regulations.

22.	The term “Closing” has the meaning ascribed to it in Section 1.4(a) of the Purchase Agreement.

APPENDIX A -2

23.	The term “CMBI” means Evergreen and CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV SP.

24.	The term “Code” has the meaning ascribed to such term in Section 3.3(b).

25.	The term “Company” has the meaning ascribed to such term in the Preamble to this Agreement.

26.	The term “Company’s ROFR Exercise Period” has the meaning ascribed to such term in Section 6.2(c)(i).

27.

The term “Confidential Information” means (i) all trade secrets, proprietary information, business plans and arrangements, customer lists, marketing materials, financial information, personnel information, survey, statistics, forecast and projections, and any other information of confidentiality nature belonging to the Group Companies and (iii) any information furnished by an Investor, including but not limited to any Investor’s names, trademarks, and logo.

28.

The term “Control” means, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any Person (a) when such Person holds at least fifty percent (50%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, (b) when such party has the power to control the composition of a majority of the board of directors of such third party, (c) when such party otherwise has the power and authority to direct the business, management and policies of such third party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (d) over other members of such party’s Immediate Family Members.

29.	The term “Cooperation Documents” has the meaning ascribed to such term in the Purchase Agreement.

30.	The term “Co-Sale Eligible Holder” has the meaning ascribed to such term in Section 6.3(a).

31.	The term “Co-Sale Eligible Shares” has the meaning ascribed to such term in Section 6.3(a).

32.	The term “Co-Sale Closing” has the meaning ascribed to such term in Section 6.3(c).

33.	The term “Co-Sale Period” has the meaning ascribed to such term in Section 6.3(a).

34.	The term “Co-Sale Pro Rata Portion” has the meaning ascribed to such term in Section 6.3(b).

35.	The term “CTD” shall mean Crest Top Developments Limited.

36.	The term “Deemed Liquidation Event” has the meaning ascribed to it in the Articles.

APPENDIX A -3

37.	The term “Direct Competitor of the Company” has the meaning ascribed to such term in Section 6.1(c) (iii).

38.	The term “Director” means a member of the Board.

39.	The term “Disclosing Party” has the meaning ascribed to such term in Section 3.6(d).

40.	The term “Domestic Company” or “Domestic Companies” has the meaning ascribed to such term in the Preamble to this Agreement.

41.	The term “Eligible Holder” means any holder of no less than 400,000 Registrable Securities (as adjusted for any share splits, share dividends, recapitalizations or the like).

42.	The term “Eligible Holders’ ROFR Exercise Period” has the meaning ascribed to such term in Section 6.2(b)(i).

43.

The term “Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such person of any of the foregoing, either directly or indirectly.

44.	The term “Evergreen” shall mean EverGreen SeriesC Limited Partnership.

45.	The term “Evergreen Director” has the meaning ascribed to such term in Section 5.1(b).

46.

The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s Shares are subject to regulation.

47.	The term “Exercise Period” has the meaning ascribed to such term in the GIC Warrant.

48.	The term “FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

49.

The term “Financial Controller” means any person jointly appointed by the Board who shall have completed authority over all financial activities and compliance to the financial plan approved by the Board and who should provide report of significant financial transactions at the request of Investors or both of the Key Investors’ Directors.

50.	The term “First Refusal Expiration Notice” has the meaning ascribed to such term in Section 6.2(f).

51.

The term “Form F-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3 or Form F-3, as appropriate) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

APPENDIX A -4

52.	The term “Founder” means HAN Yusheng (汉雨生).

53.	The term “Fully Exercising Holder” has the meaning ascribed to such term in Section 4.1(c).

54.	The term “GIC” means Owap Investment Pte Ltd, together with its successors, transferees and permitted assigns.

55.	The term “GIC Director” has the meaning ascribed to such term in Section 5.1(b).

56.	The term “GIC Warrant” means has the meaning ascribed to such term in the Purchase Agreement.

57.	The term “Group Companies” has the meaning ascribed to such term in the Preamble to this Agreement.

58.	The term “Guangzhou Laboratories Subsidiary”, “Guangzhou Biotechnology Subsidiary” and “Guangzhou Equipment Subsidiary” have the meaning ascribed to such terms in the Preamble to this Agreement.

59.	The term “HK Company” has the meaning ascribed to such term in the Preamble to this Agreement.

60.	The term “HKIAC” has the meaning ascribed to such term in Section 8.12(b).

61.

The term “Holder” means, for purposes of Appendix B, any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Appendix B have been duly assigned in accordance with this Agreement.

62.	The term “Holding Entity” has the meaning ascribed to such term in the Preamble to this Agreement.

63.	The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

64.

The term “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

65.	The term “Initiating Holders” has the meaning ascribed to such term in Section 2.2(a) of Appendix B.

APPENDIX A -5

66.	The term “Investor” or “Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

67.	The term “Investor’s Designated Party” has the meaning ascribed to it in Section 6.6(b).

68.	The term “Investors’ Directors” has the meaning ascribed to it in Section 5.1(b).

69.	The term “IPO” means the Company’s first underwritten public offering of its Ordinary Shares and listing on an internationally-recognized securities exchange.

70.	The term “Key Holder” or “Key Holders” has the meaning ascribed to such term in the Preamble to this Agreement.

71.

The term “Key Investors’ Directors” means any Director appointed by an Investor holding no less than five percent (5%) of the total issued and outstanding Shares on an as converted and as-exercised basis.

72.	The term “LAV” means LAV Biosciences Fund V, L.P., together with its successors, transferees and permitted assignees.

73.

The term “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

74.	The term “List of Transferees” has the meaning ascribed to it in Section 6.1(d)(i).

75.

The term “Loss of Control” shall mean any termination of, unapproved amendment to or material breach of any contracts (including but not limited to the Cooperation Documents) among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect subsidiaries and/or controlled entities.

76.	The term “LYFE” shall mean LYFE Capital Stone (Hong Kong) Limited.

77.	The term “LYFE Director” has the meaning ascribed to such term in Section 5.1(b).

78.	The term “LYFE II” shall mean LYFE Mount Whitney Limited.

79.	The term “Majority Key Holders” shall mean the Key Holders that hold at least fifty percent (50%) of the issued and outstanding Ordinary Shares then held by all of the Key Holders.

80.

The term “Majority Preferred Shares Holders” shall mean the holders of at least fifty percent (50%) of the then issued and outstanding Preferred Shares, voting together as a single class on an as-if-converted and as-exercised basis.

APPENDIX A -6

81.

The term “Majority Series A Preferred Shares Holders” shall mean the holders of at least fifty percent (50%) of the then issued and outstanding Series A Preferred Shares, voting together as a single class on an as converted basis.

82.

The term “Majority Series A+ Preferred Shares Holders” shall mean the holders of at least fifty percent (50%) of the then issued and outstanding Series A+ Preferred Shares, voting together as a single class on an as converted basis.

83.

The term “Majority Series B Preferred Shares Holders” shall mean the holders of at least sixty-two percent (62%) of the then issued and outstanding Series B Preferred Shares, voting together as a single class on an as converted basis.

84.

The term “Majority Series C Preferred Shares Holders” shall mean the holders of at least fifty-one percent (51%) of the then issued and outstanding Series C Preferred Shares, voting together as a single class on an as converted and as-exercised basis.

85.	The term “New ESOP” has the meaning ascribed to such term in Section 7.15(a).

86.	The term “NGS” has the meaning ascribed to such term in Section 6.1(c)(iii).

87.	The term “NLVC” means Northern Light Venture Capital III, Ltd.

88.	The term “NLVC Director” has the meaning ascribed to such term in Section 5.1(b).

89.	The term “OFAC” has the meaning ascribed to such term in Section 7.13(a).

90.	The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

91.	The term “Observer” has the meaning ascribed to such term in Section 3.4(a).

92.	The term “Offerees” has the meaning ascribed to such term in Section 4.1.

93.

The term “on an as converted basis” shall mean assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares, including without limitation the Preferred Shares.

94.	The term “Ordinary Directors” has the meaning ascribed to such term in Section 5.1(a).

95.	The term “Ordinary Shares” means ordinary shares of the Company, par value US$0.0001 per share.

96.

The term “Ordinary Shareholder” means the direct and/or indirect holder of any Ordinary Shares (other than Ordinary Shares converted from Preferred Shares), which for the avoidance of doubt include but not limited to the Key Holders, YIN Dong (尹东) and SI Peijing (斯佩静).

97.	The term “Original Preferred Issue Price” has the meaning set forth in the Articles.

APPENDIX A -7

98.	The term “Over-Purchasing Holder” as the meaning ascribed to such term in Section 6.2(b)(iv).

99.	The term “Party” or “Parties” shall mean the parties to this Agreement, as set forth in the Preamble.

100.	The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

101.	The term “PFIC” has the meaning ascribed to such term in Section 3.3(b).

102.	The term “Pipelines” has the meaning ascribed to such term in Section 6.1(c)(iii).

103.	The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

104.	The term “PRC GAAP” means generally accepted accounting principles in effect in the People’s Republic of China from time to time

105.

The term “Preferred Shares” means any and all preferred shares outstanding and to be issued by the Company, including but not limited to Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

106.	The term “Preferred Shares Transferee” has the meaning ascribed to such term in Section 6.1(c)(i).

107.	The term “Preferred Shares Transferor” has the meaning ascribed to such term in Section 6.1(c)(i).

108.	The term “Prior Agreement” has the meaning ascribed to such term in Recitals.

109.	The term “Pro Rata Share” has the meaning ascribed to such term in Section 4.1(b).

110.	The term “Prohibited Transfer” has the meaning ascribed to such term in Section 6.5(c).

111.	The term “Proposed Sale” has the meaning ascribed to such term in Section 6.1(c)(i).

112.	The term “Proposed Transfer” has the meaning ascribed to such term in Section 6.2(a).

113.	The term “Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(a).

114.	The term “Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Transfer.

115.	The term “Purchase Agreement” has the meaning ascribed to such term in Recitals.

116.	The term “Purchasing Holders” as the meaning ascribed to such term in Section 6.2(b)(iv).

APPENDIX A -8

117.	The term “Purchase Right” has the meaning ascribed to such term in Section 6.1(c)(ii).

118.	The term “Purchase Right Exercise Period” has the meaning ascribed to such term in Section 6.1(c)(ii).

119.

The term “Qualified Financing” shall mean equity financing of the Company occurring after the Closing but before January 1, 2023: (i) with the total number of the newly issued Equity Securities accounting for 8% of the share capital of the Company immediately after the closing of such Qualified Financing on an as converted and fully diluted basis; and (ii) with an implied pre-money valuation of the Company of an amount at least US$2,472,850,866.

120.

The term “Qualified IPO” means the closing of a firm commitment underwritten initial public offering of the Ordinary Shares (or securities representing Ordinary Shares) on a Recognized Exchange which meets the following requirements (or otherwise waived by the Majority Series C Preferred Shares Holders): (i) such closing shall take place on or prior to the third (3rd) anniversary of the date of the first sale and issuance of the Series C Preferred Shares, (ii) the pre-offering valuation of the Company shall be at least US$1,442,496,338; and (iii) the post-offering public float shall not be less than 10% of the total issued capital of the Company.

121.	The term “Qualified Purchasers” has the meaning ascribed to such term in Section 6.1(c)(ii).

122.	The term “Re-allotment Notice” has the meaning ascribed to such term in Section 6.2(b)(iv).

123.

The term “Recognized Exchange” means the main board of the Stock Exchange of Hong Kong Limited, NASDAQ, New York Stock Exchange or another internationally recognized securities exchange agreed by the Company and the Majority Preferred Shares Holders .

124.	The term “Remaining Transfer Share” as the meaning ascribed to such term in Section 6.2(b)(iv).

125.

The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

126.

The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by the an Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under Appendix B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

APPENDIX A -9

127.

The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

128.

The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, Section 3 and Section 4 of Appendix B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

129.	The term “Related Party” has the meaning ascribed to such term in the Purchase Agreement.

130.	The term “Request Notice” has the meaning ascribed to such term in Section 2.1 of Appendix B.

131.	The term “Right of Co-Sale” means the right, but not an obligation, of each Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

132.	The term “Right of First Refusal” has the meaning ascribed to such term in Section 6.2(b)(i).

133.	The term “RMB” means Renminbi, the lawful currency of the People’s Republic of China.

134.	The term “SAFE” means the State Administration of Foreign Exchange of the PRC.

135.

The term “SAFE Circular 7” means the Notice of the State Administration of Foreign Exchange on the Relevant Issues Concerning the Administration of Foreign Exchange for Domestic Individuals’ Participation in Equity Incentive Programs of Overseas Listed Companies (《国家外汇管理局关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知》 ).

136.	The term “SAFE Rules and Regulations” means collectively, the Circular 37, SAFE Circular 7 and any other applicable SAFE rules and regulations, as amended

137.	The term “Sale Notice” has the meaning ascribed to such term in Section 6.1(c)(i).

138.	The term “Sanctions” has the meaning ascribed to such term in Section 7.13(a).

APPENDIX A -10

139.	The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

140.	The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

141.	The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

142.

The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable law in a jurisdiction other than the United States).

143.	The term “Security Holder” has the meaning ascribed to such term in Section 8.19.

144.	The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2, Section 3 and Section 4 of Appendix B.

145.	The term “Series A Closing” shall mean June 20, 2014.

146.	The term “Series A Preferred Shares” has the meaning ascribed to such term in the Purchase Agreement.

147.	The term “Series A+ Preferred Shares” has the meaning ascribed to such term in the Purchase Agreement.

148.	The term “Series A+ Closing” shall mean August 27, 2015.

149.	The term “Series B Preferred Shares” has the meaning ascribed to such term in the Purchase Agreement.

150.	The term “Series C Preferred Shares” has the meaning ascribed to such term in the Purchase Agreement.

151.	The term “Sequoia Director” has the meaning ascribed to such term in Section 5.1(b).

152.	The term “Sequoia” shall mean SCC Venture VI Holdco, Ltd. and SCC Venture V Holdco I, Ltd.

153.	The term “Shanghai Subsidiary” has the meaning ascribed to such term in the Preamble to this Agreement.

154.	The term “Shareholder” shall mean any holder of the Company’s shares.

155.

The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares (iii) Ordinary Shares issued or issuable upon exercise or conversion, as

APPENDIX A -11

applicable, of share options, warrants or other convertible securities of the Company and (iv) the Preferred Shares, in each case now owned or subsequently acquired by any Shareholder, or their respective successors or permitted transferees or assigns.

156.

The term “Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than 50% of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with PRC GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

157.

The term “Trade Sale” means (1) (A) any consolidation, amalgamation, scheme of arrangement or merger of a Group Company with or into any other Person or other reorganization in which the members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or (B) any transaction or series of related transactions to which a Group Company is a party in which fifty percent (50%) or more of such Group Company’s voting power or equity interest is transferred; or (2) a sale, transfer, lease or other disposition of all or substantially all of the assets or business of the Group Companies taken as a whole (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies taken as a whole), including the exclusive licensing of all or substantially all of the Group Companies’ intellectual property to a third party.

158.	The term “Transaction Documents” has the meaning ascribed to such term in the Purchase Agreement.

159.	The term “Transaction Terms” has the meaning ascribed to such term in Section 3.6(a).

160.	The term “Transfer” has the meaning ascribed to such term in Section 6.1(a).

161.	The term “Transfer Notice” has the meaning ascribed to such term in Section 6.2(c)(iv).

162.	The term “Transfer Shares” has the meaning ascribed to such term in Section 6.2(a).

163.	The term “Transferred Preferred Shares” has the meaning ascribed to such term in Section 6.1(c)(i).

164.	The term “Transferor” has the meaning ascribed to such term in Section 6.2(a).

165.	The term “Unique” means Unique Invest Co., Ltd.

APPENDIX A -12

166.	The term “United States Person” means any person described in Section 7701(a)(30) of the Code.

167.	The term “Unsold Transfer Share” has the meaning ascribed to such term in Section 6.2(f).

168.	The term “US$” means the United States dollar, the lawful currency of the United States of America.

169.	The term “U.S. Investor” means (A) any Investor that is a United States Person and (B) any Investor, one or more of the owners of which are, or controlled by, United States Persons.

170.	The term “Violation” has the meaning ascribed to such term in Section 8.1 of Appendix B.

171.	The term “WFOE” has the meaning ascribed to such term in the Preamble to this Agreement.

APPENDIX A -13

APPENDIX B

REGISTRATION RIGHTS

1.	Applicability of Rights; Non-U.S. Registrations.

1.1

The Holders (as defined in the Appendix A of this Agreement) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2

For purposes of this Agreement and Appendix B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.	Demand Registration.

2.1	Request by Holders.

If the Company shall, at any time after the earlier of (i) five (5) years after the Series A+ Closing or (ii) six (6) months following the taking effect of a registration statement for the Company’s initial public offering, receive a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least fifteen percent (15%) of the Registrable Securities pursuant to this Section 2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had

APPENDIX B--1

an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

2.2	Underwriting.

(a)

If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

(b)

Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included

APPENDIX B--2

in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3	Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.

2.4	Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.	Piggyback Registrations.

3.1

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 3 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless

APPENDIX B--3

continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2	Underwriting.

(a)

If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

(b)

Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s),

APPENDIX B--4

delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3	Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.	Form F-3 Registration.

In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1	Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

4.2	Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)	if Form F-3 is not available for such offering by the Holders;

(b)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

APPENDIX B--5

(c)

if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(d)

if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2; or

(e)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3	Not a Demand Registration.

Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4	Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.	Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to

APPENDIX B--6

underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.	Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1	Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

6.2	Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

APPENDIX B--7

6.3	Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4	Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5	Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6	Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7	Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such

APPENDIX B--8

securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

7.	Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1	By the Company.

To the extent permitted by law and its memorandum and articles of association as from time to time altered by special resolution, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

APPENDIX B--9

(b)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2	By Selling Holders.

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse

APPENDIX B--10

any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

8.3	Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4	Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified

APPENDIX B--11

party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.5	Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.	No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Appendix B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

APPENDIX B--12

10.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

10.1

Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3

So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

11.	Market Stand-Off.

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of an interest in any shares of the Ordinary Shares of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters; provided that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as converted to Ordinary Share basis) must be bound by restrictions at least as restrictive

APPENDIX B--13

as those applicable to any such Holder pursuant to this Section, (b) this Section shall not apply to a Holder in whole or in part to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (c) to the extent not otherwise objected by the underwriters, the lockup agreements shall permit a Holder to transfer its Registrable Securities to its Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

APPENDIX B--14

SCHEDULE I-A

List of Founder

Founder	PRC ID Card/Passport Number
HAN Yusheng (汉雨生)	***

SCHEDULE I-B

Part I: List of Management Shareholders

Management Shareholder	PRC ID Card/Passport Number
SHAO Liang (邵量)	***
ZHOU Dan (周丹)	***
CHUAI Shaokun (揣少坤)	***
WU Zhigang (吴志刚)	***

Part II:

Shareholder	PRC ID Card/Passport Number
YIN Dong (尹东)	***
SI Peijing (斯佩静)	***

SCHEDULE I-C

List of A Round Financing Investors

Investor	Number of Series A Preferred Shares	Percentage after the Closing (on fully-diluted basis)
Northern Light Venture Capital III, Ltd.	27,285,130	15.526%
Crest Top Developments Limited	8,321,965	4.735%
BRT Bio Tech Limited	9,822,646	5.589%

Total	45,429,741	25.851%

SCHEDULE I-D

List of A+ Round Financing Investors

Investor	Number of Series A+ Preferred Shares	Percentage after the Closing (on fully-diluted basis)
LYFE Capital Stone (Hong Kong) Limited	7,301,587	4.155%
SCC Venture V Holdco I, Ltd.	5,555,556	3.161%
Crest Top Developments Limited	1,746,032	0.994%
Anssence Investments Limited	634,921	0.361%
BRT Bio Tech Limited	5,941,240	3.381%

Total	21,179,336	12.052%

SCHEDULE I-E

List of B Round Financing Investors

Investor	Number of Series B Preferred Shares	Percentage after the Closing (on fully-diluted basis)
SCC Venture VI Holdco, Ltd.	8,077,148	4.596%
SCC Venture V Holdco I, Ltd.	1,595,448	0.908%
LYFE Capital Stone (Hong Kong) Limited	5,897,359	3.356%
Crest Top Developments Limited	574,361	0.327%
Anssence Investments Limited	59,450	0.034%
EverGreen SeriesC Limited Partnership	8,991,900	5.117%
BRT Bio Tech Limited	341,765	0.194%

Total	25,537,431	14.532%

SCHEDULE I-F

List of C Round Financing Investors

Investor	Number of Series C Preferred Shares	Percentage after the Closing (on fully-diluted basis)
Owap Investment Pte Ltd	8,519,600	4.848%
Owap Investment Pte Ltd (assuming the GIC Warrant has been exercised)	2,129,900	1.212%
EverGreen SeriesC Limited Partnership	4,066,970	2.314%
CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV SP	2,129,900	1.212%
LAV Biosciences Fund V, L.P.	3,194,850	1.818%
SCC Venture VI Holdco, Ltd.	638,970	0.364%
LYFE Capital Stone (Hong Kong) Limited	532,475	0.303%
LYFE Mount Whitney Limited	3,194,850	1.818%
A5J Ltd	532,475	0.303%
Unique Invest Co., Ltd	212,990	0.121%
BRT Bio Tech Limited	1,521,538	0.866%

Total	26,674,518	15.179%

SCHEDULE II

Notices

If to the Group Companies:

Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

If to the Founder/Holding Entity:

HAN Yusheng (汉雨生)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

If to the Management Shareholders:

SHAO Liang (邵量)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

ZHOU Dan (周丹)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

CHUAI Shaokun (揣少坤)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

WU Zhigang (吴志刚)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

YIN Dong (尹东):
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:

SI Peijing (斯佩静):
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期 3栋六层601单元), 510300
Tel:	***
Attention:	HAN Yusheng

If to C Round Financing Investors:

GIC:
The notice information of GIC will be separately provided to the Company by GIC.

CMBI:
Address:	46/F, Champion Tower, 3 Garden Road, Central, Hong Kong
Tel:	***
Fax:	***
Attention:	Leroy FAN

LAV:
Address:	Unit 1109-10, Two Chinachem Central, 26 Des Voeux Road Central, Hong Kong
Tel:	***
Fax:	***
Attention:	Stella Shi

SEQUOIA:
Address:	Suite 3613, 36/F Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	***
Fax:	***
Attention:	Kok Wai Yee

LYFE and LYFE II:
Address:	1804 Zhongxin Plaza, 1468 Nanjing West Road, Shanghai (上海南京西路1468号中欣大厦1804室), 200040
Tel:	***
Attention:	ZHAO Jin

Unique:
Address:	Room 4605, T1, Plaza 66, No. 1266, West Nanjing Rd, Shanghai, 200040
Tel:	***
Fax:	***
Attention:	Elva Zhou

Axiom:
Address:	c/o 16 Collyer Quay, #11-02, Singapore 049318
Tel:	***
Attention:	Edmond NG

If to B Round Financing Investors:

SEQUOIA:
Address:	Suite 3613, 36/F Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	***
Fax:	***
Attention:	Kok Wai Yee

LYFE:
Address:	1804 Zhongxin Plaza, 1468 Nanjing West Road, Shanghai (上海南京西路1468号中欣大厦1804室), 200040
Tel:	***
Attention:	ZHAO Jin

Anssence Investments Limited:
Address:	Room1208, Block C, Rongke Zixun Centre, No.2 Xueyuan South Road, Hiadian District, Beijing (北京市海淀区科学院南路2号融科资讯中心 C座南楼1208室)
Tel:	***
Fax:	***
Attention:	Long Hai (龙海)

CTD:
Address:	4F, 39 Haidian West Street, Haidian District Beijing (北京市海淀区海淀西大街39号四层), 100080
Tel:	***
Fax:	***
Attention:	LENG Yan

EverGreen:
Address:	Units 1803-4, 18/F, Bank of America Tower,12 Harcourt Road, Central, Hong Kong
Tel:	***
Fax:	***
Attention:	Gary WONG

If to A+ Round Financing Investors:

LYFE:
Address:	1804 Zhongxin Plaza, 1468 Nanjing West Road, Shanghai (上海南京西路1468号中欣大厦1804室), 200040
Tel:	***
Attention:	ZHAO Jin

SEQUOIA:
Address:	Suite 3613, 36/F Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	***
Fax:	***
Attention:	Kok Wai Yee

CTD:
Address:	4F, 39 Haidian West Street, Haidian District Beijing (北京市海淀区海淀西大街39号四层), 100080
Tel:	***
Fax:	***
Attention:	LENG Yan

Anssence Investments Limited:
Address:	Room1208, Block C, Rongke Zixun Centre, No.2 Xueyuan South Road, Hiadian District, Beijing (北京市海淀区科学院南路2号融科资讯中心 C座南楼1208室)
Tel:	***
Fax:	***
Attention:	Long Hai (龙海)

If to A Round Financing Investors:

NLVC:
Address:	Suite 1720, Hutchison House 10 Harcourt Road, Central, Hong Kong
Tel:	***
Fax:	***
Attention:	LEE Jeffrey

CTD:
Address:	C701, Raycom Info Tech Park No.2, Ke Xue Yuan Nanlu Haidian District Beijing (北京市海淀区科学院南路2号融科资讯中心C座南楼701), 100190
Tel:	***
Fax:	***
Attention:	LENG Yan

EXHIBIT A

ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Fourth Amended and Restated Shareholders Agreement dated as of January 31, 2019 (the “Agreement”) by and among Burning Rock Biotech Limited, a Cayman Islands exempted company (the “Company”) and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adherence Agreement, the Transferee agrees as follows:

1.    Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2.    Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a/an [Ordinary Shareholder thereunder (if transferor is an Ordinary Shareholder)]/[Key Holder thereunder (if transferor is a Key Holder)]/[Investor thereunder (if transferor is an Investor)].

3.    Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.    Governing Law. This Adherence Agreement shall be governed in all respects by the Laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this              day of                             ,         .

TRANSFEREE:

By:
Name:
Title:

Attn:
Address:
Tel:
Fax:
Email: